UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SS&C TECHNOLOGIES HOLDINGS, INC.
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SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road

Windsor, Connecticut 06095

April 1, 2022

My Fellow Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. to be held on Wednesday, May 11, 2022 at 9:00 a.m. (EDT), virtually, via live audio webcast.

At the 2022 annual meeting, you will be asked to (i) elect three Class III Directors to our Board of Directors for the ensuing three years; (ii) approve, in an advisory vote, the compensation of our named executive officers; and (iii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  The Board recommends that you vote for the director nominees nominated by our Board, that you approve the compensation of our named executive officers and that you ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

We hope you will be able to attend the 2022 annual meeting.  Whether or not you plan to attend the 2022 annual meeting, it is important that your shares are represented.  Therefore, we urge you to promptly vote your shares by one of the methods we offer.

Sincerely,

WILLIAM C. STONE
Chairman of the Board & Chief Executive Officer

YOUR VOTE IS IMPORTANT

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ii  |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road

Windsor, Connecticut 06095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2022

The 2022 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. will be held virtually on Wednesday, May 11, 2022 at 9:00 EST a.m., to consider and act upon the following matters:

1.	To elect three Class III Directors to our Board of Directors, to serve for a term ending at the 2025 annual meeting or until their respective successors have been duly elected and qualified;
2.	To approve, in an advisory vote, the compensation of our named executive officers;
3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.	To transact such other business as may properly come before the 2022 annual meeting and any adjournment thereof.

Stockholders of record at the close of business on March 16, 2022, the record date for the 2022 annual meeting, are entitled to notice of and to vote at the meeting.

To attend the Annual Meeting as a stockholder, vote your shares electronically and submit questions online during the meeting, you must log in to www.virtualshareholdermeeting.com/SSNC2022 using the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. If you are not a stockholder or do not have your 16-digit control number, you may still view the meeting online by logging onto the site, but you will not be able to vote or submit questions.

To increase efficiency, minimize costs and reduce our carbon footprint, most stockholders will not receive paper copies of our proxy materials.  Instead, we will use the internet as our key means of furnishing proxy materials to our stockholders, under the “Notice and Access” model permitted by the SEC, including the notice and proxy statement, a proxy card, and our 2021 annual report.  We will send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet.  The notice will also explain how stockholders may obtain paper copies of our proxy materials if they so choose.  Some stockholders may also receive our annual meeting materials in paper form.  You may elect to receive your materials in either format.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2022 annual meeting virtually, we hope you will take the time to vote your shares.  If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Even if you plan to attend the 2022 annual meeting, please vote now using one of the above methods. You can change your vote at the meeting if you choose to do so.

By Order of the Board of Directors,

JASON WHITE
Senior Vice President, General Counsel and Secretary

Dated: April 1, 2022

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SS&C TECHNOLOGIES HOLDINGS, INC.
80 Lamberton Road
Windsor, Connecticut 06095

Proxy Statement for the 2022 Annual Meeting of Stockholders

To Be Held on May 11, 2022

Our 2022 Annual Meeting of Stockholders will be held virtually on Wednesday, May 11, 2022, at 9:00 a.m. EST.  The virtual meeting can be accessed at www.virtualshareholdermeeting.com/SSNC2022.  To attend the Annual Meeting as a stockholder, vote your shares electronically and submit questions online during the meeting, you must log in to the website listed above using the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. If you are not a stockholder or do not have your 16-digit control number, you may still view the meeting online by logging onto the site, but you will not be able to vote or ask questions.  You will not be able to attend the Annual Meeting in person.  If you have any questions about the 2022 annual meeting, please contact Jason White, our Corporate Secretary, by telephone at (646) 971-5467 or by sending a written request for information via email to corplegal@sscinc.com.

See the section of this proxy statement entitled “Information About the 2022 Annual Meeting” beginning on page 47 for details on the voting process and how to virtually attend the 2022 annual meeting.

Information about this Proxy Statement

You have received this proxy statement because the Board of Directors of SS&C Technologies Holdings, Inc., which we refer to as SS&C Holdings, SS&C or the Company, is soliciting your proxy to vote your shares at the 2022 annual meeting and at any adjournment or postponement of the 2022 annual meeting. This proxy statement includes information we are required to provide to you under the rules of the SEC, and is designed to assist you in voting your shares. Only stockholders of record at the close of business on March 16, 2022 are entitled to receive notice of, and to vote at, the 2022 annual meeting.

Important Notice Regarding Availability of
Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on May 11, 2022

We are first making available and/or mailing this proxy statement and the accompanying proxy at no charge on or about April 1, 2022 to our stockholders of record as of March 16, 2022.  Most stockholders will not receive paper copies of our proxy materials, as we will use the internet as our key means of furnishing proxy materials to our stockholders, under the “Notice and Access” method permitted by the SEC. We will send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet. Stockholders may also receive our annual meeting materials in paper form at no charge.  You may elect to receive your materials in either format. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 48 for more information. In addition, we will furnish copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 upon written request of any stockholder and the payment of an appropriate processing fee.  Please address all such requests to SS&C Investor Relations at 80 Lamberton Road, Windsor, Connecticut 06095.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available for viewing, printing and downloading at http://www.ssctech.com/2022annualmeeting.  This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.

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2021 Performance Highlights

We believe the Company’s 2021 performance was exceptional, as evidenced by the following results:

•

Our GAAP diluted earnings per share attributable to SS&C experienced 27.2% growth in 2021, up from $2.35 in 2020 to $2.99 in 2021.  Our adjusted diluted earnings per share attributable to SS&C experienced 16.7% growth in 2021, up from $4.30 in 2020 to $5.02 in 2021.

•

Our net income attributable to SS&C for 2021 was $800.0 million, as compared to 2020 net income of $625.2 million, an increase of 28.0%, and 2019 net income of $438.5 million, an increase in 2020 of 42.6% as compared to 2019.

•

Our 2021 Adjusted Consolidated EBITDA attributable to SS&C was $2,064.8 million, as compared to 2020 Adjusted Consolidated EBITDA of $1,854.0 million, an increase of 11.4%, and 2019 Adjusted Consolidated EBITDA of $1,827.9 million, an increase in 2020 of 1.4% as compared to 2019.

•	We paid down $519.9 million of net debt, bringing our net leverage ratio to 2.69 times Consolidated EBITDA attributable to SS&C as of December 31, 2021.
•

We generated net cash from operating activities of $1,429.0 million for the twelve months ended December 31, 2021, as compared to $1,184.7 million for the twelve months ended December 31, 2020, an increase of 20.6%.

•	We repurchased $487.9 million in treasury stock in 2021, as compared to $227.7 million in 2020, an increase of 114.3%.
•	We declared and paid $174.0 million in common stock dividends in 2021, as compared to $136.1 million in 2020, an increase of 27.9%.
•

We held over 95% revenue retention, with total revenues for 2021 of $5,051.0 million, as compared to 2020 total revenues of $4,667.9 million, an increase of 8.2%, and 2019 total revenues of $4,632.9 million, an increase in 2020 of 0.8% as compared to 2019.

Highlights of Proposals Being Voted Upon

This summary highlights information that is relevant to certain proposals being voted on at the Annual Meeting. Additional discussion of these proposals is contained elsewhere in this proxy statement, which we encourage you to review in its entirety.

Proposal 1:  Election of Directors.

The Board recommends that you vote “FOR” the election of our Class III Directors, whose three-year terms will expire at the 2025 annual meeting: Smita Conjeevaram, Michael E. Daniels and William C. Stone.  Ms. Conjeevaram currently serves as a member of our Audit Committee.  Mr. Daniels currently serves as Chair of our Compensation Committee and as a member of our Nominating Committee.  Mr. Stone currently serves as Chairman of our Board. See the section of this proxy statement entitled “Information Regarding Directors and Director Nominees” beginning on page 6 for additional discussion of our director nominees and their qualifications.

Proposal 2:  Advisory Vote to Approve Named Executive Officer Compensation.

The Board recommends that you vote “FOR” the advisory resolution to approve the compensation of our named executive officers (the so-called “say-on-pay”).  The Compensation Discussion and Analysis, beginning at page 16 of this proxy statement, describes the Company’s compensation philosophy and programs in place for 2021. Last year, we continued our shareholder engagement campaign that we commenced in 2020 and made a number of changes to our go-forward executive compensation program, and adopted market-based corporate governance policies.  We believe the Company’s compensation programs have been effective in motivating and driving our named executive officers to help the Company achieve the strong performance described above and the implementation of a greater mix of performance-based awards will further align our named executive officer pay with the values of our stockholders. We encourage you to approve the compensation of our named executive officers because our executive officers have contributed significantly to the Company’s strong performance.

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Proposal 3:  Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, which we refer to as fiscal 2022. This appointment is being presented to the stockholders for ratification at the 2022 annual meeting. We encourage you to vote “FOR” ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

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PROPOSAL 1

Election of Directors

Our Restated Certificate of Incorporation (“Certificate”) provides for a classified Board. This means our Board is divided into three classes, with each class having as nearly as possible an equal number of directors.  The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Normand A. Boulanger, David A. Varsano and Michael J. Zamkow, each with a term ending at the 2023 annual meeting;
•	Class II is comprised of Jonathan E. Michael, whose term ends at the 2024 annual meeting; and
•	Class III is comprised of Smita Conjeevaram, Michael E. Daniels and William C. Stone, each with a term ending at the 2022 annual meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose term is expiring.  Ms. Conjeevaram and Messrs. Daniels and Stone are current directors whose terms expire at the 2022 annual meeting.  Each of these directors has been nominated by the Board upon the recommendation of the Nominating Committee for re-election as a Class III director, with a term ending at the 2025 annual meeting.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending at the 2025 annual meeting, to hold office until her/his successor has been duly elected and qualified.  Stockholders who do not wish their shares to be voted for any or all of these three nominees may so indicate by following the directions set out on the proxy card or in the instructions provided in the Notice of Internet Availability of Proxy Materials. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 48 for more information.  Each of the nominees has indicated her/his willingness to serve on our Board, if elected.  If any nominee is unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board.  We do not contemplate that any of the three nominees will be unable to serve if elected.

A plurality of the shares of common stock present in person or represented by proxy at the 2022 annual meeting and entitled to vote is required to elect each nominee as a director.

Directors’ Recommendation THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF SMITA CONJEEVARAM, MICHAEL E. DANIELS AND WILLIAM C. STONE.

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Board of Directors and Management

Information Regarding Directors and Director Nominees

Our Certificate provides for the classification of our Board into three classes, each having as nearly an equal number of directors as possible.  The terms of service of the three classes are staggered such that the term of one class expires each year.

Our Board currently consists of seven directors. Class I consists of Normand A. Boulanger, David A. Varsano and Michael J. Zamkow, each with a term ending at the 2023 annual meeting.  Class II consists of Jonathan E. Michael, whose term ends at the 2024 annual meeting.  Class III consists of Smita Conjeevaram, Michael E. Daniels and William C. Stone, each with a term ending at the 2022 annual meeting.  One class is elected each year and members of each class hold office for three-year terms.

Our Nominating Committee has recommended, and the Board has nominated, Ms. Conjeevaram and Messrs. Daniels and Stone for election at the 2022 annual meeting as the Class III directors, to serve until the 2025 annual meeting and until her/his successor has been duly elected and qualified.  Each of the nominees is currently a member of our Board.

The following table and biographical descriptions provide information relating to each director and director nominee, including her/his age and period of service as a director of our company, her/his committee memberships, her/his business experience for at least the past five years, including directorships at other public companies, and certain other information.

Name	Age	Present Principal Employment and Prior Business Experience
Class I Directors (terms expiring at the 2023 annual meeting)
Normand A. Boulanger Vice Chair	60

On February 3, 2020, Mr. Boulanger retired as an employee of SS&C, at which he had worked since 1994, and continues to serve as a director on our Board.  He was elected to serve as a director on our Board in 2006 and appointed Vice Chair in August 2018.  Prior to that, he served as our President and Chief Operating Officer since October 2004, our Executive Vice President and Chief Operating Officer from October 2001 to October 2004, Senior Vice President, SS&C Direct from March 2000 to September 2001, Vice President, SS&C Direct from April 1999 to February 2000, Vice President of Professional Services for the Americas, from July 1996 to April 1999, and Director of Consulting from March 1994 to July 1996.  Prior to joining SS&C, Mr. Boulanger served as Manager of Investment Accounting for The Travelers from September 1986 to March 1994. The Board has concluded that Mr. Boulanger should serve as a director because he has substantial knowledge and experience regarding our operations, employees, targeted markets, strategic initiatives and competitors.

David A. Varsano Audit Committee Nominating Committee (Chair)	60

Mr. Varsano was elected as one of our directors in March 2011.  He is currently the Chairman of the Board and Chief Executive Officer of Pacific Packaging Products, a company specializing in industrial packaging and related solutions and supply chain management services, which he joined in September 1999.  Prior to joining Pacific Packaging Products, Mr. Varsano served as the Chief Technology Officer and Vice President, Software Development of SS&C from 1995 to 1999 and as Manager of SS&C Direct from 1998 to 1999.  Mr. Varsano currently serves on the Board of Directors of Packaging Distributors of America.  Mr. Varsano previously served on the Board of Directors of Aviv Centers for Living.  The Board has concluded that Mr. Varsano should serve as a director because he has a broad range of experience relevant to our business and a strong understanding of software architectures.

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Name	Age	Present Principal Employment and Prior Business Experience
Class I Directors (terms expiring at the 2023 annual meeting)
Michael J. Zamkow Compensation Committee	66

Mr. Zamkow was elected one of our directors in June 2014.  He retired—after a 17-year career—from Goldman Sachs in November 2001, where he was a partner from 1994 to 2001.  From 1999 to 2001, Mr. Zamkow was responsible for Goldman Sachs’ fixed income, currency and commodities business.  He is currently a member of the Board of Trustees of Northeastern University.  Mr. Zamkow previously served on the Boards of Directors of the Futures Industry Association and the London Clearing House.  The Board has concluded that Mr. Zamkow should serve as a director because he has extensive experience in the financial services industry.

Class II Director (term expiring at the 2024 annual meeting)
Jonathan E. Michael Audit Committee (Chair) Nominating Committee	68

Mr. Michael was elected as one of our directors in April 2010.  He retired as Chief Executive Officer of RLI Corp., a publicly traded specialty insurance company, which he joined in 1982.  Mr. Michael has held various positions at RLI Corp., including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, he currently serves as Chairman of the RLI Corp. board.  Prior to joining RLI Corp., Mr. Michael was associated with the accounting firm Coopers & Lybrand.  He currently serves on the Boards of Directors of RLI Corp. and Maui Jim, Inc. and TADA Cognitive Solutions.  He is also currently a member of the OSF St. Francis Medical Center Community Advisory Board; a member of the Bradley University Board of Trustees; Past Chairman of Easterseals Central Illinois; and a member and Past Chair of Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association) Board of Governors. The Board has concluded that Mr. Michael should serve as a director because he has extensive experience in the financial services industry, including companies that we seek to target as clients, as well as extensive operational experience as a director and officer of financial services and insurance companies.

Class III Director Nominees to be elected at the 2022 annual meeting (terms expiring at the 2022 annual meeting)
Smita Conjeevaram Audit Committee	61

0BMs. Conjeevaram was appointed as one of our directors in November 2015 and elected to our Board at the 2016 Annual Meeting of Stockholders.  Ms. Conjeevaram retired in 2013 after a 19-year career in the global investment and hedge fund firm industry.  Her most recent position was as the Chief Financial Officer – Credit Hedge Funds and Deputy Chief Financial Officer – Credit Funds of the Fortress Investment Group LLC, where she served from 2010 to 2013.  Prior to that, Ms. Conjeevaram served as the Chief Financial Officer of Everquest Financial LLC from 2006 to 2009 and Strategic Value Partners LLC from 2004 to 2005.  Ms. Conjeevaram began her career as a tax specialist at two Big-4 public accounting firms and is a certified public accountant.  She currently serves on the Boards of Directors of McGrath RentCorp, SkyWest, Inc. and WisdomTree Investments, Inc.  The Board has concluded that Ms. Conjeevaram should serve as a Director because she has extensive experience in the financial services industry and particularly hedge fund operations.

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Name	Age	Present Principal Employment and Prior Business Experience
Class III Director Nominees to be elected at the 2022 annual meeting (terms expiring at the 2022 annual meeting)

Michael E. Daniels Compensation Committee (Chair) Nominating Committee	67

1BMr. Daniels was elected as one of our directors in October 2013.  Mr. Daniels retired—after a 36-year career—from International Business Machines Corporation in March 2013 as Senior Vice President and Group Executive IBM Global Services.  Mr. Daniels currently serves on the Boards of Directors of Johnson Controls International Plc and Thomson Reuters.  The Board has concluded that Mr. Daniels should serve as a director because he brings experience as a board and committee member of a public company, a detailed understanding of the computer and information services industry, and expertise in the management of complex technology organizations.

William C. Stone Chairman and Chief Executive Officer	66

Mr. Stone founded SS&C Technologies, Inc., or SS&C, the primary operating company and wholly owned direct subsidiary of SS&C Technologies Holdings, Inc., in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since our inception.  He also has served as our President from inception through April 1997 and again from March 1999 until October 2004.  Prior to founding SS&C, Mr. Stone directed the financial services consulting practice of KPMG LLP, an accounting firm, in Hartford, Connecticut and was Vice President of Administration and Special Investment Services at Advest, Inc., a financial services company.  The Board has concluded that Mr. Stone should serve as a director because, as our founder, Chief Executive Officer, and a principal stockholder, Mr. Stone provides a critical contribution to the Board reflecting his detailed knowledge of our company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

 Corporate Governance Matters

We believe that good corporate governance and fostering an environment of high ethical standards are important for us to achieve business success and to create value for our stockholders.  Our Board periodically reviews our corporate governance practices in light of regulatory developments and practices at other public companies and makes changes that it believes are in the best interests of the Company and its stockholders.

In 2021, we adopted executive stock ownership guidelines under which our directors and executive officers are expected to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, directors and executive officers have the following ownership requirements:

•	Chief Executive Officer – 10x base annual salary
•	Other Executive Officers – 2x base annual salary
•	Non-Employee Directors – 5x annual cash retainer

We also have adopted an anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

Our Board also adopted a policy that requires the reimbursement or clawback of all or a portion of any incentive-based compensation award to executive officers when the Committee determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

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Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our Board has determined that none of Ms. Conjeevaram or Messrs. Daniels, Michael, Varsano or Zamkow has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of Nasdaq.

Stockholders Agreement

The Company is a party to a Stockholders Agreement, as amended, which we refer to as the Stockholders Agreement, with William C. Stone, our Chairman and Chief Executive Officer.  The Stockholders Agreement entitles Mr. Stone to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer.  For more information on the Stockholders Agreement, see the section of this proxy statement entitled “Related Person Transactions—Stockholders Agreement” beginning on page 46.

Director Nomination Process

The process followed by the Nominating Committee to identify and evaluate director candidates may include requesting recommendations from Board members and others, holding meetings from time to time to evaluate biographical information and background material relating to potential candidates, and conducting interviews of selected candidates by members of the Nominating Committee.

The Nominating Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties.  Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background material, to the Nominating Committee via email at CorpLegal@sscinc.com, attention: Corporate Secretary, SS&C Technologies Holdings, Inc.  Assuming that appropriate biographical information and background material is provided on a timely basis, the Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

In addition, stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in our By-laws and described under “Stockholder Proposals and Director Nominations” beginning on page 50 below.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria specified in its charter.  These criteria include the candidate’s integrity, honesty, adherence to ethical standards, demonstrated business acumen, experience, ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, ability to contribute positively to the decision-making processes of the Company, commitment to understanding the Company and its industry and to regularly attending and participating in meetings of the Board and its committees, ability to understand the sometimes conflicting interests of the various constituencies of the Company and the absence of a conflict of interest.  The Nominating Committee does not assign specific weights to particular criterion, and no particular criterion is a prerequisite for any prospective nominee.  In terms of criteria for composition of the Board, the Nominating Committee considers the backgrounds and qualifications of the directors as a group with the goal of providing a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities.

Although the Nominating Committee considers the value of diversity on the Board, it has not adopted a written policy with regard to the consideration of diversity when evaluating candidates for director.  However, in practice, the Nominating Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board.  Our Board’s priority in the selection of Board members is identification of members who will further the interests of our stockholders through their management experience, knowledge of our business, understanding of the competitive landscape and familiarity with our targeted markets.

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The director biographies above describe each nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he or she should continue to serve as a member of our Board.  Our Board believes that each of the nominees has realized significant professional and personal achievements and possesses the background, talents and experience that are necessary for the Company’s success and the creation of stockholder value.

Board Meetings and Attendance

During the fiscal year ended December 31, 2021, which we refer to as fiscal 2021, our Board met four times and acted by unanimous written consent in lieu of a meeting twelve times.  During fiscal 2021, the Audit Committee held five meetings and acted by unanimous written consent in lieu of a meeting once; the Compensation Committee acted by unanimous written consent in lieu of a meeting four times; and the Nominating Committee acted by unanimous written consent in lieu of a meeting once.  Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board committees of which she/he was a member during fiscal 2021.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding directors’ attendance at annual meetings, but all of our directors are encouraged to attend our annual meetings.  All of our Board members virtually attended our 2021 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. Stone has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in 1986, and the provisions of the Stockholders Agreement require that so long as Mr. Stone is a member of our Board and the Chief Executive Officer of the Company, he shall serve as Chairman of the Board.  This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this leadership structure has been effective for us.  Having one person serve as both Chief Executive Officer and Chairman of the Board shows our employees, customers and other constituencies that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations.  We also believe that this leadership structure eliminates the potential for duplication of efforts and inconsistent actions and facilitates open communication between management and our Board.  We do not have a lead independent director.  We recognize that different board leadership structures may be appropriate for companies with different histories or varying equity ownership structures and percentages.  However, we believe our current leadership structure is the optimal board leadership structure for us.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee, each of which operates under a charter that has been approved by our Board.  Each committee’s charter is posted on our website, at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents.  In addition, from time to time, special committees may be established under the direction of the Board to address specific issues.  The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.

Audit	Compensation	Nominating
Jonathan E. Michael*	Michael E. Daniels*	David A. Varsano*
Smita Conjeevaram	Michael J. Zamkow	Michael E. Daniels
David A. Varsano		Jonathan E. Michael

Our Board has determined that each member of each of the Board’s three standing committees is independent as defined under the rules of Nasdaq, including, in the case of each member of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and including, in the case of each member of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act and Nasdaq rules.

10 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Audit Committee

Our Audit Committee assists our Board in its oversight of (i) the integrity of Company’s accounting and financial reporting processes; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s independent auditor; and (v) the performance of the internal audit function.  Our Audit Committee’s responsibilities, as set forth in its charter, include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;
•	overseeing and assessing the independence of our independent registered public accounting firm;
•	setting the compensation of our independent registered public accounting firm and preapproving all audit services to be provided to the Company;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures before such financial statements are filed with the Securities and Exchange Commission, or SEC;

•	directing the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company;
•	coordinating our Board’s oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;
•	overseeing our risk assessment and risk management policies;
•	discussing the Company’s policies with respect to risk assessment and risk management;
•

discussing generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

reviewing the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” and conducting appropriate review and oversight of all related person transactions for potential conflict of interest situations;

•

reviewing management’s compliance program to oversee that management has adequate controls in place to ensure that the Company’s financial statements, reports and other financial information disseminated externally satisfy applicable legal requirements;

•

reviewing the internal audit function to ensure there are no limitations on the ability of the internal audit function to carry out its duties, reviewing and approving the annual internal audit plan, and reviewing the organizational structure and qualifications of the internal audit function; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 42 of this proxy statement.

Our Board has determined that each of the members of its Audit Committee is an “audit committee financial expert” as that term is defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee has overall responsibility for the Company’s compensation. Our Compensation Committee’s responsibilities, as set forth in its charter, include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	reviewing, and making recommendations to our Board with respect to, incentive-compensation and equity-based plans that are subject to approval by our Board;
•	approving any tax-qualified, non-discriminatory employee benefit plans for which stockholder approval is not sought;
•

administering all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans including interpreting the terms of such plans and granting options and making awards under such plans;

•	reviewing and making recommendations to our Board with respect to director compensation;

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•

reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, and considering whether it will recommend to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C;

•	preparing an annual report required by Item 407(e)(5) of Regulation S-K;
•	reviewing and assessing risks arising from the Company’s compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company;
•	in its discretion, retaining or obtaining the advice of compensation consultants, legal counsel or other advisors, and overseeing their work.

Nominating Committee

Our Nominating Committee has overall responsibility for developing Board membership. Our Nominating Committee’s responsibilities, as set forth in its charter, include:

•

identifying individuals qualified to become members of our Board and recommending to our Board the nominees for election as directors at any annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•	reviewing with the Board the requisite skills and criteria for new Board members as well as the composition of our Board as a whole; and
•	recommending to our Board the directors to be appointed to each committee of the Board.

The processes and procedures followed by the Nominating Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”  As described above, the Stockholders Agreement provides Mr. Stone with the right to appoint two directors, including himself.

Risk Oversight

Our management is responsible for risk management on a day-to-day basis.  Our Audit Committee is responsible for overseeing our risk management function.  While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing our risk management.  Our Board and the Audit Committee fulfill their oversight role by discussing with management the policies and practices utilized by management in assessing and managing the risks and providing input on those policies and practices.  We believe that the leadership structure of our Board supports effective risk management oversight due to our Chairman and Chief Executive Officer’s extensive knowledge and understanding of our business and, as noted in “Board Leadership Structure” above, because the combined role of Chairman and Chief Executive Officer facilitates communications between management and our Board.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties.  Communications should be in writing and addressed to our Corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group.  All correspondence will be forwarded to the intended recipient(s), except that certain items that are unrelated to the duties and responsibilities of our Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, referred to as the SS&C Code of Business Conduct and Ethics, which covers all directors, officers and employees and includes provisions relating to accounting and financial matters.  The SS&C Code of Business Conduct and Ethics is available on our website at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents.  If we make any substantive amendments to, or grant any waivers from, the code of ethics for any director or officer, we will disclose the nature of such amendment or waiver on our website at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents or in a Current Report on Form 8-K filed with the SEC.

12 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Executive Officers Who Are Not Directors

Certain information regarding our executive officers, who are not also directors, is set forth below.  Generally, our Board elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)
Rahul Kanwar	47	President and Chief Operating Officer
Patrick J. Pedonti	70	Senior Vice President, Chief Financial Officer and Treasurer
Joseph J. Frank	56	Senior Vice President, Chief Legal Officer and Secretary (through August 31, 2021)
Jason White	52	Senior Vice President, General Counsel and Secretary (as of September 1, 2021)

Rahul Kanwar has served as our President and Chief Operating Officer since August 2018.  Prior to that, he served as our Executive Vice President and Managing Director, Alternative Assets from September 2017, as our Senior Vice President and Managing Director, Alternative Assets, since January 2011, designated as an executive officer in March 2013 and served as a managing director of SS&C since 2005.  SS&C, Mr. Kanwar was employed by Eisner LLP where he was responsible for managing the Eisnerfast LLC fund administration business.  Mr. Kanwar started his career in public accounting.

Patrick J. Pedonti has served as our Senior Vice President, Chief Financial Officer and Treasurer since August 2002. Prior to that, Mr. Pedonti served as our Vice President and Treasurer from May 1999 to August 2002.  Prior to joining SS&C, from January 1997 to May 1999, Mr. Pedonti was the Vice President and Chief Financial Officer for Accent Color Sciences, Inc., a company specializing in high-speed color printing.

Joseph J. Frank served as our Senior Vice President, Chief Legal Officer and Secretary of SS&C from March 2018 until August 31, 2021.  On September 1, 2021, the Company announced that Mr. Frank would be leaving the Company to pursue other business and legal interests.  Mr. Frank remained as a consultant to the Company for an interim period in order to assist in an orderly transition of his duties.  After leaving SS&C, Mr. Frank became a partner at Quinn Emanuel Urquhart & Sullivan LLP. Mr. Frank was succeeded at the Company by Mr. White.

Jason White has served as our Senior Vice President, General Counsel and Secretary of SS&C since September 1, 2021.  Prior to that, Mr. White served as our Senior Vice President, Group General Counsel and Assistant Secretary.  Prior to joining SS&C, Mr. White was a Finance Partner and Co-Chair of the General Practice Group of Shearman & Sterling LLP. Prior to his partnership at Shearman, Mr. White worked at Barclays in New York from 2005 to 2011, where he was head of Finance Legal Americas and a senior member of the Legal Management Committee.

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PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for successful performance on our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

As described in more detail below, in response to shareholder feedback, we undertook a number of changes in our executive compensation program and corporate governance practices, including, but not limited to, removing the 280G excise tax gross up from our CEO’s employment agreement, eliminating “single trigger” vesting of equity awards granted on or after December 2020 upon a change in control, incorporating additional performance-based elements to our compensation program and implementing a clawback policy, stock ownership guidelines and anti-hedging/anti-pledging policy. We believe that these changes further align our compensation program with the interests of our stockholders, and we will continue to engage directly with our stockholders and our independent compensation consultant to make appropriate updates.

The “Executive and Director Compensation” section of this proxy statement beginning on page 16, including the “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2021. It also details changes made to our executive compensation programs following a stockholder engagement campaign we began in 2020 that are intended to further align the interests of our named executive officers with those of our stockholders.

As we describe in the “2021 Performance Highlights” section of this proxy statement beginning on page 3, our executive compensation program supports our business strategy and incentivizes our named executive officers to drive strong performance, even in light of unprecedented business challenges.  We believe our executive compensation program for 2021 is appropriate as evidenced by the Company’s strong performance in 2021:

•

Our total revenues for 2021 were $5,051.0 million, as compared to 2020 total revenues of $4,667.9 million, an increase of 8.2%, and 2019 total revenues of $4,632.9 million, an increase in 2020 of 0.8% as compared to 2019.

•

Our net income attributable to SS&C for 2021 was $800.0 million, as compared to 2020 net income of $625.2 million, an increase of 28.0%, and 2019 net income of $438.5 million, an increase in 2020 of 42.6% as compared to 2019.

•

Our 2021 Adjusted Consolidated EBITDA attributable to SS&C (discussed and reconciled to GAAP net income on page 36) was $2,064.8 million, as compared to 2020 Adjusted Consolidated EBITDA of $1,854.0 million, an increase of 11.4%, and 2019 Adjusted Consolidated EBITDA of $1,827.9 million as compared to 2020, an increase of 1.4%.

•	We paid down $519.9 million of net debt, bringing our net leverage ratio to 2.69 times Consolidated EBITDA attributable to SS&C as of December 31, 2021.

Accordingly, our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and any related narrative disclosures in this proxy statement, is hereby approved.0F1

[1]

Unless otherwise indicated on your proxy or in the instructions provided in the Notice of Internet Availability of Proxy Materials, your shares will be voted “FOR” the approval of the compensation of our named executive officers.

14 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2

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Executive and Director Compensation

Compensation Discussion and Analysis

Our executive compensation program is overseen and administered by our Compensation Committee, which consists of Messrs. Daniels and Zamkow. Our Compensation Committee operates under a written charter adopted by our Board and discharges the responsibilities of the Board relating to the compensation of our executive officers. For 2021, our named executive officers were Messrs. Stone, Kanwar, Pedonti, Frank and White2.

Executive Compensation Objectives

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;
•	reward successful performance by the named executive officers and the Company; and
•	align the interests of the named executive officers with those of our stockholders by providing long-term equity compensation.

To achieve these objectives, our Compensation Committee seeks to compensate our executives at levels it believes are competitive with those of other companies that compete with us for executive talent in our industry and in our region. As part of our comprehensive Say-on-Pay response and shareholder engagement effort that commenced after our disappointing shareholder vote in 2020, our Compensation Committee retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to review our executive compensation programs and provide expert analyses, advice and information with respect to executive compensation. In 2020, FW Cook evaluated potential changes to our incentive compensation programs and prepared comparative analyses of executive compensation levels and design at peer companies. The initial work conducted by FW Cook led to numerous programmatic changes, which were addressed in last year’s Compensation Discussion & Analysis section of our Annual Proxy Statement. Our Compensation Committee continues to consult with FW Cook on our compensation program.

Our Compensation Committee has designed our compensation program to reward our named executive officers based on multiple factors across our different elements of compensation. These include individual performance, prior-period compensation and prospects for individual growth and the following key strategic objectives:

Strategic Objectives	Element of Compensation

Organic and Total Revenue Growth

Annual incentive awards earned and payable for the performance year in the form of (i) cash bonuses and (ii) performance stock units that are subject to prospective multi-year vesting and performance requirements in order to further align the interests of our NEOs with those of our shareholders

Recurring Revenue
EBITDA
Free Cash Flow
Relative Total Shareholder Return to the S&P 500 Companies
Strategic Acquisitions
Customer Satisfaction
Employee Satisfaction

[2]

On September 1, 2021, the Company announced that Mr. Frank would be leaving the Company to pursue other business and legal interests.  Mr. Frank remained as a consultant of the Company for an interim period in order to assist in an orderly transition of his duties. The terms of Mr. Frank’s departure are described in this Compensation Discussion & Analysis under “Severance and Change of Control Benefits” below.

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Three-Year Earnings Per Share Growth

Equity awards in the form of time-and performance-vesting stock options (having a 10-year exercise period and, in the case of performance-vesting options, which vest based on a 3-year average annual EPS growth performance goal)

Key Developments in 2021

As with other global organizations, the onset of the COVID-19 pandemic presented unprecedented challenges to the operation and the success of our business.  Notwithstanding these challenges, through the leadership and dedication of our named executive officers, we were able to successfully navigate the difficult landscape presented during 2021 and deliver strong financial performance while preserving the integrity of our workforce and protecting the health of our employees.

Our total revenues for 2021 of $5,051.0 million increased by 8.2% from $4,667.9 million in the prior year and our adjusted diluted earnings per share grew 16.7%.  We also successfully navigated the acquisition of Capita and integrated its operations. We provided assistance, expertise and technological resources to our customers, further strengthening our relationships and demonstrating the value of our investments in worldwide resiliency, automation, and outsourcing strategies.

While delivering positive financial and operational results, we prioritized the health and safety of our employees and implemented numerous safety measures to ensure that we could sustain our business operations throughout the pandemic. Following the recommendations of regulators and health organizations around the world, we instituted numerous safety measures with the primary goal of ensuring our clients’ and employees’ health and safety. We were able to seamlessly transition our workforce to 99% remote working arrangements at the onset of the pandemic, and have since instituted work rotations for essential in-office functions.

Process for Administering Our Executive Compensation Practices

Our Compensation Committee has overall responsibility for administering our executive officer compensation program.  Our Chief Executive Officer typically presents salary, bonus and equity compensation recommendations for our executive officers (other than himself) to our Compensation Committee and our Compensation Committee, in turn, considers his recommendations and exercises ultimate approval authority.  Our Chief Executive Officer’s recommendations are based on his years of experience in the financial services and software industries and his desire to motivate the executive officers and ensure their commitment to the Company.  For each executive officer, our Chief Executive Officer prepares a description for our Compensation Committee of the officer’s performance during the prior year, and recommends salary, bonus and equity awards based upon the officer’s responsibilities and contributions to the Company’s performance.  For the compensation of our executive officers other than our Chief Executive Officer, our Compensation Committee considers our Chief Executive Officer’s recommendations and discusses his reviews and recommendations with him as part of its deliberations.  For our Chief Executive Officer’s compensation, our Compensation Committee conducts its deliberations without our CEO present.  In this determination, as in other compensation matters, our Compensation Committee exercises its independent judgment.

At our 2021 Annual Meeting of Stockholders, our stockholders voted in support for the compensation of our named executive officers, with a strong majority of the votes cast voting in favor of the “say-on-pay” advisory vote on executive compensation. We are pleased at the shareholder support for our 2021 “say-on-pay” advisory vote, which affirms the changes made by our Compensation Committee to our executive compensation program and corporate governance practices, which we believe align our compensation program with the interests of our stockholders.

We believe that the success of the “say-on-pay” advisory vote in 2021 is attributable to the stockholder engagement campaign that we undertook in 2020, during the course of which we received stockholder input that we incorporated into our compensation philosophy for our executive officers, and which continues to guide us.  In particular, based on stockholder feedback, we observe the following principles:

•	None of our executive officers receive section IRC Section 280G/4999 tax “gross-up” protection
•

Beginning with 2020 equity awards, such awards no longer accelerate and vest upon a change in control.  Instead, they would vest only on a “double-trigger” basis, if an executive experiences a qualifying termination within 24 months of a change in control

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•

Since 2020, approximately 50% of the value of our long-term equity incentive awards for our executive officers is in the form of performance-based stock options, which vest based on our 3-year average annual growth in earnings per share

•	Starting in 2021, a significant portion of the value of our annual bonus is delivered in performance stock units subject to prospective multi-year vesting and performance requirements
•	Our executive officer compensation is considered in connection with a 17-company peer group (as described below), as a market-based reference point
•	Our Compensation Committee evaluates and assesses the components and mix of our executive compensation program to more heavily weight financial performance criteria.

In addition, we have adopted strong corporate governance practices including:

•	A clawback policy of certain incentive compensation in the event of a financial restatement resulting from misconduct by our executives
•

Stock ownership guidelines for our executives and non-employee directors that promote accumulation and retention of our stock with market leading levels of required stock ownership (e.g., 10x salary for our CEO)

•	Anti-hedging/anti-pledging policy prohibiting our executives from engaging in any transactions that are designed to hedge or speculate in respect of a change in the market-value of our stock.

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Guidance from Independent Compensation Consultant

Since 2020, the Compensation Committee engaged FW Cook to provide executive compensation consulting services to the Compensation Committee as part of its comprehensive “Say-on-Pay” response. FW Cook continues to advise our Compensation Committee on our executive compensation program. FW Cook is retained by and reports to the Compensation Committee and, upon the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, FW Cook did not provide any services to the Company with respect to 2021.

Competitive Landscape

Working with FW Cook, the Compensation Committee established a peer group in 2020, which continued to be used throughout 2021.  This group is used to review relevant competitive data as part of the Compensation Committee’s decision-making process.  The peer group was selected considering company size, industry relevance, and shared client base.  The group was constructed such that, in totality, it would represent a reasonable market reference point, placing us near the median of the group in terms of revenue.  This group is reviewed annually for continued suitability.  The companies comprising the peer group are:

Alliance Data Systems	Global Payments	Synopsys
Autodesk	Intuit	Tenemos
Broadridge Financial Solutions	Jack Henry & Associates	VMware
Cerner	Paychex	The Western Union Company
Citrix	SEI Investments	Workday
FactSet Research Systems	Square

Components of Our Executive Compensation

For 2021, the primary elements of our annual executive compensation program are:

•	base salary
•

discretionary annual bonus awards for 2021 performance, a portion of which was delivered in the form of a cash bonus in early 2022 and a portion of which was granted in the form of performance stock units in early 2022 that were subject to a two-year performance vesting goal (2022 and 2023)

•	time-based stock option awards granted in 2021
•	performance-based stock option awards granted in 2021 with three-year performance vesting that began in 2021

Compensation Mix

(1)This table does not include the award of 5,600 PSUs (at target) granted to Mr. White in July 2021 prior to his appointment as an executive officer of the Company. For additional information regarding this award of PSUs, see the Summary Compensation Table for 2021 on page 26.

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Our Compensation Committee has designed our executive officers’ compensation program to more closely link compensation delivered to our executive officers with objective financial criteria and performance and the interests of our shareholders. The below table reflects key components of our executive compensation program for 2021.

Components of Executive Officer Compensation
	Cash Compensation		Equity Compensation
	Base Salary	Cash Bonus	Performance-Based Stock Units (Portion of Bonus Plan)	Performance-Based Stock Options (Long-Term Incentive Plan)	Time-Based Stock Options (Long-Term Incentive Plan)
Performance Period	Ongoing	One year (earned for 2021 performance and paid in early 2022)	Granted as part of our annual bonus plan based on 2021 performance and subject to a two-year prospective performance vesting period (2022 and 2023), determined at the end of the performance period	Three years with vesting determined at the end of the performance period	Time-based vesting over four years, i.e., 25% at end of year 1 with ratable monthly vesting thereafter
Performance Criteria	N/A	Financial measure of Adjusted EPS growth as well as individual leadership and strategic goals	Financial measure of Adjusted EPS growth		Stock price appreciation over time
Alignment to Overall Objectives	Recruit and retain high level talent	Focus executive officers on Adjusted EPS growth as well as individual leadership and strategic goals	Focus executive officers on Adjusted EPS growth, which drives long-term value to stockholders		Align executive officers with stockholders through mutually beneficial interest in driving stock price

We have no formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.  Instead, our Compensation Committee (based in part on input from our Chief Executive Officer and FW Cook) determines subjectively what it believes to be the appropriate level and mix of the various compensation components.  While we describe below the connection between each element of executive compensation and particular compensation objectives, we believe that each element promotes multiple compensation objectives.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers.  In establishing base salaries for 2021, our Compensation Committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the Company’s ability to replace the individual, the individual’s tenure at the Company, relative pay among the executive officers, and our Chief Executive Officer’s input.  Generally, we believe that executive base salaries should grow modestly over time and that more of the “upside” of compensation should rest with the performance-based components – that is, cash bonuses and long-term equity incentive compensation.

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Base salaries are reviewed at least annually by our Compensation Committee and are adjusted from time to time to realign salaries with market levels after taking into account the performance of the Company and each executive officer’s responsibilities, performance and experience.  In April 2021, our Compensation Committee established the 2021 base salaries of our executive officers as follows: Mr. Stone, $875,000, Mr. Kanwar, $575,000, Mr. Pedonti, $400,000 and Mr. Frank, $750,000.

Annual Bonus

Cash Bonus and Performance Stock Units Granted for 2021 Performance

The annual bonus pool for executive officers is determined under the terms of our Executive Bonus Plan (the “Bonus Plan”). For 2021, the Compensation Committee based bonus allocation for executive officers on our Adjusted Consolidated EBITDA attributable to SS&C of $2,064.8 million.  Individual awards reflect the Compensation Committee’s holistic assessment of a broad range of financial and non-financial factors, including Company performance as a whole, performance against specific metrics determined by our Compensation Committee and other factors such as, for 2021, the Company’s and the executive officers’ strong performance in light of the ongoing COVID-19 pandemic. The individual performance of each of our executive officers is also taken into consideration.  We believe that this holistic approach to measuring performance ensures that our executives are not over or undercompensated, particularly when performance against specific financial metrics does not provide a complete picture of the Company’s overall performance or our executive officer’s contributions throughout the year.  The financial metrics and strategic imperatives reviewed by the Compensation Committee in determining bonuses were as follows:

Key Financial Metrics and Strategic Imperatives	2021 Highlights
Adjusted Revenue Growth	8.1%
Revenue Retention	95.8%
Adjusted Consolidated EBITDA attributable to SS&C	$2,064.8 million

Our Compensation Committee made final decisions with respect to 2021 annual bonuses in March 2022.  Financial performance against our key financial metrics are a principal factor in the Compensation Committee’s evaluation of both the Company’s and our executive officers’ performance. Accordingly, the amount available for bonuses to all employees, including our executive officers, varies according to our financial and operational results. In addition to the primary factors set forth above, the Compensation Committee considered certain non-financial performance when evaluating 2021 bonuses for executive officers, including leadership in the seamless transition to remote work and promotion of the overall health and safety of our employees and clients and focus on customer services, particularly the offering of assistance, expertise and technological resources throughout the pandemic, including regarding an increased interest in our cloud hosting service.

Other key drivers of individual bonus awards for the CEO and other executive officers included the individual performance of each of our executive officers in the context of a number of considerations as well as the positive or adverse impact of events outside the control of management or an individual executive, our revenues and financial position going into the new fiscal year, each executive’s work in managing the business, establishing internal controls, mentoring staff, completing and integrating acquisitions, reducing costs, responding to market conditions and maintaining our profitability. In determining 2021 annual bonus amounts for each executive officer, in addition to its own assessments, our Compensation Committee considered recommendations from the Chief Executive Officer regarding each of the executive officers other than himself.

Bonuses are not based on a predetermined weighting of metrics and our named executive officers do not have formal bonus targets. When assessing results, the Compensation Committee reviews the financial and operational performance of the Company as a whole, relative to prior year’s performance, results versus the annual budget determined by the Board of Directors at the beginning of the year, and versus competitors.

For 2021 annual bonuses, approximately half (ranging from 46% to 55%) of our executives’ annual bonuses was delivered in cash and the remaining portion in performance stock units that were granted on March 7, 2022, which vest at the end of a 2-year performance period between 0% and 200% of the target number of performance stock units granted based on year-

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over-year achievement of growth in earnings per share (the “target” number being the PSUs earned at the 100% performance level).  These PSU awards include annual performance growth targets and will measure performance against each annual goal throughout the 2-year performance period. Performance is measured relative to a 2-year average annual growth rate that is established at the beginning of the cycle and held constant. Our executive officers will only be entitled to receive any portion of the performance stock unit awards that are earned if they remain employed through the final determination of the satisfaction of these performance goals after the conclusion of our 2023 fiscal year.  Our Compensation Committee believes that the performance-vesting stock units promote the long-term performance of our company by providing value based on certain financial and operational achievements.  The PSUs were granted based on the Company’s performance in 2021, and are measured over a 2-year performance period running from 2022 to 2023.

The table below reflects the annual bonuses awarded to our NEOs for 2021 performance.  While the performance stock units granted to our named executive officers in early 2022 were delivered based on 2021 performance, pursuant to applicable SEC rules, these performance stock units will first be reportable for our named executive officers in the Summary Compensation Table included our 2023 annual proxy statement.

Named Executive Officer	Cash Bonus Awarded	Target PSUs (Grant Date Value ($)) (1)
William C. Stone	$8,000,000	112,700 ($8,102,000)
Rahul Kanwar	$7,500,000	84,500 ($6,074,705)
Patrick Pedonti	$2,200,000	28,200 ($2,027,298)
Jason White	$1,300,000	21,100 ($1,516,879)
(1)

This table does not include the award of 5,600 PSUs (at target) granted to Mr. White in July 2021 prior to his appointment as an executive officer of the Company. These PSUs will vest between 0% and 200% of the target number granted based on the Company’s achievement of an average annual EPS growth performance goal for during the two-year performance period from July 1, 2021 through June 30, 2023. For additional information regarding this award of PSUs, see the Summary Compensation Table for 2021 on page 26.

Long Term Incentive Equity Awards

Our Compensation Committee believes that equity-based long-term incentive compensation is a critical component of our executive compensation program.  In 2021 our Compensation Committee changed the structure of our long-term incentive equity awards by providing our executive officers with awards of performance-based stock options and time-based stock options.

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Performance-Based Stock Option Awards

On December 22, 2021, our named executive officers were granted performance-based stock options that vest between 0% and 200% of the target number of options granted at the end of a 3-year performance period based on year-over-year achievement of growth in earnings per share, and have a maximum term of 10 years.  These awards include annual performance growth targets and will measure performance against each annual goal throughout the 3-year performance period. Performance is measured relative to a 3-year average annual growth rate that is established at the beginning of the cycle and held constant. Our executive officers will only be entitled to receive any portion of the performance stock option awards that are earned if they remain employed through the final determination of the satisfaction of these performance goals after the conclusion of our 2024 fiscal year.  Our Compensation Committee believes that the performance-vesting stock options promote the long-term performance of our company by providing value based on certain financial and operational achievements and by providing rewards only if, and to the extent that, out stock price increases.

Time-Based Stock Option Awards

In addition, on December 22, 2021, our named executive officers were granted time-based stock options that vest over four years from the date of grant, are exercisable at the fair market value of our stock on the date of grant, and have a maximum term of 10 years.

The number of options granted to each of our named executive officers was determined by our Compensation Committee based on an assessment of the relative contributions and efforts of each executive officer. For executive officers other than himself, the Compensation Committee also considered recommendations provided by our Chief Executive Officer.

The time-based options awarded on December 22, 2021 vest 25% on the first anniversary of grant and 1/36th each month thereafter until fully vested on the fourth anniversary of grant (subject to acceleration of vesting in connection with a qualifying termination within 24 months of a change of control event and the other terms and conditions set forth in the plan and the award agreements), subject to the recipient’s continued service with the Company on each applicable vesting date.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 23

The table below reflects the long-term equity incentive awards granted to our named executive officers during 2021. The awards of time-based options and performance-based stock options are reflected in the Summary Compensation Table for 2021 on page 26.

2021 Long-Term Incentive Equity Grants

	Time-Based Options			Performance-Based Options			Total Award Value ($)
Name	Time-Based Options (1)	Exercise Price ($)	Grant Date Value ($)	Performance-Based Options (at target) (2)	Weighted-Average Exercise Price ($)	Grant Date Value ($)
William C. Stone	225,000	81.40	5,035,500	225,000	81.40	5,035,500	10,071,000
Rahul Kanwar	175,000	81.40	3,916,500	175,000	81.40	3,916,500	7,833,000
Patrick J. Pedonti	100,000	81.40	2,238,000	100,000	81.40	2,238,000	4,476,000
Jason White	90,000	81.40	2,014,200	90,000	81.40	2,014,200	4,028,400
(1)	Reflects time-based stock options granted to our named executive officers (other than Mr. Frank) on December 22, 2021.
(2)	Reflects performance-based stock options granted to our named executive officers (other than Mr. Frank) on December 22, 2021.

Benefits and Perquisites

We offer a variety of benefit programs to all eligible employees, including our executive officers.  Our executive officers generally are eligible for the same benefits on the same basis as other employees, including medical, dental and vision benefits, life insurance coverage and short-and long-term disability coverage.  All eligible employees are also able to contribute to our 401(k) plan and receive matching Company contributions under the plan.  In addition, our executive officers are entitled to reimbursement for reasonable business travel and other expenses incurred during the performance of their duties in accordance with our expense reimbursement policy.

We limit the use of perquisites as a method of compensation and provide our executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions.

Severance and Change of Control Benefits

Mr. Stone is currently our only named executive officer with an employment agreement.  Mr. Stone’s agreement entitles Mr. Stone to specified benefits in the event of the termination of employment under certain circumstances, as described in detail under the captions “Chief Executive Officer Employment Agreement” and “Potential Payments Upon Termination or Change of Control” below.  Our Compensation Committee believes Mr. Stone’s employment agreement continues to be beneficial to the Company in retaining Mr. Stone.

The time-based stock options awarded to our named executive officers prior to December 2020 each vest in full immediately prior to the effectiveness of a change of control. Our Compensation Committee determined, however, that for grants made in December 2020 or later to our executive officers, equity incentive awards will only provide for “double-trigger” acceleration in connection with a change in control – i.e. if an executive officer experiences a qualifying termination of employment within twenty-four (24) months of a change in control.

Stock Ownership Guidelines, Anti-Hedging and Pledging Policy and Clawback Policy

We maintain executive stock ownership guidelines under which our executive officers are required to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, executive officers have the following ownership requirements:

•	Chief Executive Officer – 10x base annual salary
•	Other Executive Officers – 2x base annual salary

We also have adopted an anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

24 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Our Board also adopted a policy that requires the reimbursement or clawback of all or a portion of any incentive-based compensation award to executive officers when the Committee determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions.  However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make modifications to compensation policies where we deem it appropriate.  For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to certain requirements were met.

In the exercise of its business judgment, and in accordance with its compensation philosophy, our Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management.  Based on this review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of SS&C Technologies Holdings, Inc.

Michael E. Daniels

Michael J. Zamkow

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 25

Summary Compensation Table

The following table contains information with respect to the compensation earned by our named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)		Option awards ($)(1)		Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)		Total ($)
William C. Stone	2021	875,000	—		14,098,500	(5)	8,000,000	8,389		22,981,889
Chief Executive Officer	2020	875,000	—		4,130,754		9,500,000	8,388		14,514,142
	2019	875,000	—		6,730,791		14,000,000	14,534		21,620,325
Rahul Kanwar	2021	575,000	—		10,339,000	(6)	7,500,000	8,255		18,422,255
Chief Operating Officer	2020	575,000	—		2,570,247		6,500,000	8,255		9,653,502
	2019	575,000	—		4,113,261		6,000,000	8,945		10,697,206
Patrick J. Pedonti	2021	400,000	—		6,087,000	(7)	2,200,000	8,115		8,695,115
Chief Financial Officer	2020	400,000	—		1,652,301		2,500,000	8,178		4,560,479
	2019	400,000	—		2,617,530		2,500,000	13,334		5,530,864
Jason White	2021	424,750	420,168	(4)	4,028,400	(9)	1,300,000	10,229		6,183,547
Chief Legal Officer	2020	—	—		—		—	—		—
	2019	—	—		—		—	—		—
Joseph J. Frank	2021	500,000	—		1,342,500	(8)	—	1,533,464	(10)	3,375,964
Former Chief Legal Officer	2020	750,000	—		1,376,918		1,750,000	9,885		3,886,803
	2019	750,000	—		2,243,597		2,250,000	9,932		5,253,529

(1)

The amounts in this column reflect the aggregate accounting grant date fair value of stock-based awards and stock-option awards granted to our named executive officers during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures and, for performance stock options, based on the probable outcome of the performance conditions as of the grant date. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

(2)

Amounts reflected for the applicable year reflect cash bonus awards earned under the Bonus Plan for performance in such year and paid early in the following year, as described in “Executive and Director Compensation – Annual Cash Bonuses” above.

(3)

The amounts in this column reflect, for each named executive officer, the sum of (1) our contributions to the SS&C 401(k) savings plan on his behalf and (2) our payments of his life insurance premiums. In addition, it includes additional performance-based stock units in an amount with a value of $2,019 on the date such dividend equivalents were credited by the Company in 2021 to Mr. White in accordance with his right to receive any dividends or distributions in the form of additional performance stock units whenever the Company declares and pays a dividend or distribution of cash or shares in respect of the Company’s common stock.  It also includes additional restricted stock units in an amount with a value of $57, $1,552 and $2,997 on the date such dividend equivalents were credited by the Company in 2021, 2020 and 2019, respectively, to Mr. Frank in accordance with his right to receive any cash dividends and any stock dividends or distributions in the form of additional restricted stock units whenever the Company declares and pays a dividend or distribution of cash or shares in respect of the Company’s common stock.

(4)

This amount represents the accounting grant date fair value of performance stock units at their target number (5,600) granted to Mr. White in July of 2021 prior to his appointment as an executive officer. Assuming the maximum level of the performance conditions will be achieved, the value of these units would be $840,336.

26 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

(5)

This amount represents the accounting grant date fair value of option awards.  Within this amount are performance stock options of $9,063,000 at their target level.  Assuming the maximum level of the performance conditions will be achieved, the value of these performance options would be $18,126,000.

(6)

This amount represents the accounting grant date fair value of option awards.  Within this amount are performance stock options of $6,422,500 at their target level.  Assuming the maximum level of the performance conditions will be achieved, the value of these performance options would be $12,845,000.

(7)

This amount represents the accounting grant date fair value of option awards.  Within this amount are performance stock options of $3,849,000 at their target level.  Assuming the maximum level of the performance conditions will be achieved, the value of these performance-based stock options would be $7,698,000.

(8)

This amount represents the accounting grant date fair value of performance stock options at their target level.  Due to Mr. Frank’s departure in 2021, these options did not vest and have been forfeited.

(9)

This amount represents the accounting grant date fair value of option awards.  Within this amount are performance-based stock options of $2,014,200 at their target level.  Assuming the maximum level of the performance conditions will be achieved, the value of these performance-based stock options would be $4,028,400.

(10)	In addition to the amounts described in tickmark (3), this amount also includes Mr. Frank’s severance and consulting payments in 2021 totaling $1,525,185.

Chief Executive Officer Employment Agreement

On April 1, 2021, we amended Mr. Stone’s employment agreement to remove his entitlement to a 280G excise tax gross up. Mr. Stone’s amended employment agreement provides for the following:

•	The employment of Mr. Stone as the Chief Executive Officer of SS&C Holdings and SS&C;
•	Continuing automatic one-year renewal terms until terminated either by Mr. Stone or us upon 90 days’ notice of non-renewal of his employment;
•	An annual base salary of at least $875,000;
•	An opportunity to receive an annual bonus in an amount to be established by our Board based on Mr. Stone’s and the Company’s performance, as determined by our Compensation Committee;
•

If we terminate Mr. Stone’s employment without cause (as defined below), if Mr. Stone resigns for good reason (as defined below) prior to the end of the term of the employment agreement, or if Mr. Stone receives a notice of non-renewal of the employment term by us, Mr. Stone will be entitled to receive (1) an amount equal to 200% of his base salary and 200% of his average annual bonus, inclusive of stock and restricted stock that he received as a component of such bonus, over the three bonus years preceding the year of termination, (2) accelerated vesting of 50% of his then-unvested options and full vesting of any restricted stock and (3) three years of Company-paid coverage under certain health plans. In the event of Mr. Stone’s death or a termination of Mr. Stone’s employment due to any disability that renders Mr. Stone unable to perform his duties under the agreement for six consecutive months, Mr. Stone or his representative or heirs, as applicable, will be entitled to receive  (1) disability or death benefits (as applicable) in accordance with our programs and arrangements, (2) accelerated vesting as set forth above, and (3) a prorated amount of his average bonus for the three bonus years preceding the year of termination; and

•

Restrictive covenants, including non-competition and non-solicitation covenants pursuant to which Mr. Stone will be prohibited from competing with us or our affiliates and from soliciting our employees or customers during the period beginning on the effective date of Mr. Stone’s amended employment agreement (the “Amended Employment Agreement”) and ending on the date that is two years following Mr. Stone’s termination of employment.

For additional information on the severance and change of control benefits (including estimated costs), see “Potential Payments on Termination” below.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 27

“Cause” means (a) Mr. Stone’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Stone’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Stone of an act of fraud or embezzlement against us or any of our subsidiaries as determined in good faith by a two-thirds majority of the Board; or (d) Mr. Stone’s breach of any material provision of the Amended Employment Agreement.

“Good reason” generally means the occurrence of any of the following events without Mr. Stone’s written consent: (a) an adverse change in Mr. Stone’s employment title; (b) a material diminution in Mr. Stone’s employment duties, responsibilities or authority, or the assignment to Mr. Stone of duties that are materially inconsistent with his position; (c) any reduction in Mr. Stone’s base salary, (d) any breach by us of any material provision of the Amended Employment Agreement, the Stockholders Agreement, or any other governing agreement between us and Mr. Stone; (e) a material diminution in Mr. Stone’s reporting line; or (f) a material diminution in our budget over which Mr. Stone retains authority.

28 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

2021 Grants of Plan-Based Awards

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2021 to our named executive officers.

Name	Grant date(1)		Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(2)				All other option awards: number of securities underlying options (#)		Exercise price of option awards ($/share)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
William C. Stone	3/17/2021	(3)	—	—	—	168,750	225,000	450,000	(4)	—		68.52	4,027,500	(7)
	12/22/2021		—	—	—	—	—	—		225,000	(5)	81.40	5,035,500	(7)
	12/22/2021		—	—	—	168,750	225,000	450,000	(6)	—		81.40	5,035,500	(7)
	-		—	8,000,000	—	—	—	—		—		—	—
Rahul Kanwar	3/17/2021	(3)	—	—	—	105,000	140,000	280,000	(4)	—		68.52	2,506,000	(7)
	12/22/2021		—	—	—	—	—	—		175,000	(5)	81.40	3,916,500	(7)
	12/22/2021		—	—	—	131,250	175,000	350,000	(6)	—		81.40	3,916,500	(7)
	-		—	7,500,000	—	—	—	—		—		—	—
Patrick J. Pedonti	3/17/2021	(3)	—	—	—	67,500	90,000	180,000	(4)	—		68.52	1,611,000	(7)
	12/22/2021		—	—	—	—	—	—		100,000	(5)	81.40	2,238,000	(7)
	12/22/2021		—	—	—	75,000	100,000	200,000	(6)	—		81.40	2,238,000	(7)
	-		—	2,200,000	—	—	—	—		—		—	—
Jason White	7/27/2021		—	—	—	4,200	5,600	11,200	(8)	—		—	420,168	(7)
	12/22/2021		—	—	—	—	—	—		90,000	(5)	81.40	2,014,200	(7)
	12/22/2021		—	—	—	67,500	90,000	180,000	(6)	—		81.40	2,014,200	(7)
	-		—	1,300,000	—	—	—	—		—		—	—
Joseph J. Frank	3/17/2021	(3)	—	—	—	56,250	75,000	150,000	(4)	—		68.52	1,342,500	(7)

(1)	Annual Bonus in respect of 2021 performance awards were granted under our Bonus Plan and equity awards were granted under our Second Amended and Restated 2014 Stock Incentive Plan.
(2)

Because our Compensation Committee does not approve individual target amounts, the amounts indicated reflect actual 2021 cash bonus payments for each individual and are included in the Summary Compensation Table above.

(3)	The issuance of these performance-based options was reported in our 2021 Compensation Discussion and Analysis as a component of the 2020 compensation package for each named executive officer.
(4)

These options are performance-based options that vest and become exercisable following the conclusion of the three-year (January 1, 2021 – December 31, 2023) performance period, subject to the satisfaction of performance criteria and subject to “double-trigger” acceleration of vesting in connection with a change in control.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 29

(5)

These options are time-based options that vest as to 25% of the number of shares underlying the option on December 22, 2022 and vest as to 1/36th of the number of shares underlying the option each month thereafter until fully vested on December 22, 2025, subject to “double-trigger” acceleration of vesting in connection with a change of control.

(6)

These options are performance-based options that vest following the conclusion of the three-year (January 1, 2022 – December 31, 2024) performance period, subject to the satisfaction of performance criteria and subject to “double-trigger” acceleration of vesting in connection with a change in control.

(7)

Amount reflects the aggregate accounting grant date fair value of stock-based awards to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

(8)

These performance-based stock units vest following the conclusion of the two-year (July 1, 2021 – June 30, 2023) performance period, subject to the satisfaction of performance criteria and subject to acceleration of vesting in connection with a change in control. The performance-based stock units are also entitled to receive any dividends or distributions in the form of additional shares whenever the Company declares and pays a dividend or distribution of shares.

30 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

2021 Option Exercises and Stock Vested

The following table sets forth information concerning stock options that were exercised and stock awards that vested by our named executive officers in 2021 and the values realized.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
William C. Stone	280,000	17,389,652	—	—
Joseph J. Frank	—	—	1,065	73,143

(1)	The dollar value realized on exercise represents the difference between the market value of the shares at the time of exercise and the respective per-share exercise price of the options.
(2)	The dollar value realized on vesting represents the market value of the shares at the time of vesting.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 31

Outstanding Equity Awards at 2021 Fiscal Year-End

The following equity awards granted to our named executive officers were outstanding as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
William C. Stone	400,000		—		11.22	12/27/2022	—	—
	340,000		—		21.10	12/20/2023	—	—
	380,000		—		28.27	12/19/2024	—	—
	420,000		—		33.89	12/22/2025	—	—
	300,000		—		29.25	12/21/2026	—	—
	350,000		—		40.44	12/22/2027	—	—
	375,000	(1)	125,000	(1)	44.28	12/17/2028	—	—
	225,000	(2)	225,000	(2)	61.16	12/23/2029	—	—
	56,250	(4)	168,750	(4)	71.46	12/22/2030	—	—
	—		450,000	(6)	68.52	03/17/2031	—	—
	—		225,000	(7)	81.40	12/22/2031	—	—
	—		225,000	(8)	81.40	12/22/2031	—	—

Rahul Kanwar	80,000		—		11.10	8/30/2022	—	—
	120,000		—		11.22	12/27/2022	—	—
	140,000		—		21.10	12/20/2023	—	—
	160,000		—		28.27	12/19/2024	—	—
	190,000		—		33.89	12/22/2025	—	—
	150,000		—		29.25	12/21/2026	—	—
	50,000		—		38.66	9/7/2027	—	—
	180,000		—		40.44	12/22/2027	—	—
	85,416	(3)	14,584	(3)	54.35	8/2/2028	—	—
	225,000	(1)	75,000	(1)	44.28	12/17/2028	—	—
	137,500	(2)	137,500	(2)	61.16	12/23/2029	—	—
	35,000	(4)	105,000	(4)	71.46	12/22/2030	—	—
	—		280,000	(6)	68.52	03/17/2031	—	—
	—		175,000	(7)	81.40	12/22/2031	—	—
	—		175,000	(8)	81.40	12/22/2031	—	—

Patrick J. Pedonti	130,000		—		28.27	12/19/2024	—	—
	160,000		—		33.89	12/22/2025	—	—
	120,000		—		29.25	12/21/2026	—	—
	140,000		—		40.44	12/20/2027	—	—
	150,000	(1)	50,000	(1)	44.28	12/17/2028	—	—
	87,500	(2)	87,500	(2)	61.16	12/23/2029	—	—
	22,500	(4)	67,500	(4)	71.46	12/22/2030	—	—
	—		180,000	(6)	68.52	03/17/2031	—	—
	—		100,000	(7)	81.40	12/22/2031	—	—
	—		100,000	(8)	81.40	12/22/2031	—	—

Jason White	77,916	(5)	7,084	(5)	50.01	04/24/2028	—	—

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30,000	(9)	10,000	(9)	44.61	12/18/2028	—		—
25,000	(2)	25,000	(2)	61.16	12/23/2029	—		—
15,000	(4)	45,000	(4)	71.46	12/22/2030	—		—
—		—		—	—	11,253	(10)	922,521	(11)
—		90,000	(7)	81.40	12/22/2031	—		—
—		90,000	(8)	81.40	12/22/2031	—		—

(1)

These time-based options vested as to 25% of the number of shares underlying the option on December 17, 2019 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 17, 2022, subject to acceleration of vesting in connection with a change of control.

(2)

These time-based options vested as to 25% of the number of shares underlying the option on December 23, 2020 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 24, 2023, subject to acceleration of vesting in connection with a change of control.

(3)

These time-based options vested as to 25% of the number of shares underlying the option on August 2, 2019 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on August 2, 2022, subject to acceleration of vesting in connection with a change of control.

(4)

These time-based options vested as to 25% of the number of shares underlying the option on December 22, 2021 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 22, 2024, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.

(5)

These time-based options vested as to 25% of the number of shares underlying the option on April 24, 2019 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on April 24, 2022, subject to acceleration of vesting in connection with a change of control.

(6)

These performance-based options will vest at the end of a 3-year performance period based on year-over-year achievement of growth in earnings per share.  The performance period is from January 1, 2021 – December 31, 2023.  The options included in the table above represent the maximum number of shares which can be earned (200% of the target).

(7)

These options vest as to 25% of the number of shares underlying the option on December 22, 2022 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 22, 2025, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.

(8)

These performance-based options will vest at the end of a 3-year performance period based on year-over-year achievement of growth in earnings per share.  The performance period is from January 1, 2022 – December 31, 2024.  The options included in the table above represent the target number shares granted.

(9)

These options vested as to 25% of the number of shares underlying the option on December 18, 2019 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 18, 2022, subject to acceleration of vesting in connection with a change of control.

(10)

These performance-based stock units will vest at the end of a 2-year period based on year-over-year achievement of growth in earnings per share.  The performance period is from July 1, 2021 – June 30, 2023.  The units included in the table above represent the maximum number of shares which can be earned (200% of the target).  The performance-based stock units are also entitled to receive any cash dividend or dividends and distributions in the form of additional shares whenever the Company declares and pays a dividend or distribution on the shares.

(11) The value of unvested PSUs is calculated by multiplying the number of unvested PSUs held by Mr. White by $81.98 (the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2021).

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 33

Potential Payments upon Termination or Change of Control

William C. Stone

For a description of Mr. Stone’s employment agreement, see “CEO Employment Agreement” above.

The table below reflects the estimated amount of compensation payable to Mr. Stone in the event of termination of his employment or a change of control (or similar event, as defined in the applicable equity plan). The amounts shown assume that such termination or change of control was effective as of December 31, 2021. The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

Payments to William C. Stone upon termination or liquidity event/ change of control	Termination without cause, for good reason or upon notice of non- renewal ($)		For cause or without good reason(1) ($)	Change of control(2) ($)		Termination without cause, for good reason or upon notice of non-renewal in connection with a change of control ($)		Disability ($)		Death ($)
Base salary	1,750,000	(3)	—	—		1,750,000	(3)	—		—
Annual bonus	21,000,000	(4)	—	—		21,000,000	(4)	10,500,000	(5)	10,500,000	(5)
Stock options	8,745,125	(6)	—	9,397,000	(7)	17,490,250	(7) (9)	8,745,125	(6)	8,745,125	(6)
Health and welfare benefits	3,535	(8)	—	—		3,535	(8)	—		—
Disability benefits	—		—	—		—		—		—
Life insurance proceeds	—		—	—		—		—
Total	31,498,660		—	9,397,000		40,243,785		19,245,125		19,245,125

(1)

In the event that Mr. Stone’s employment is terminated for cause or without good reason (each as defined under “CEO Employment Agreement” above), he will be entitled to his unpaid base salary through the date of the termination, payment of any annual bonus earned with respect to a completed fiscal year of SS&C that is unpaid as of the date of termination and any benefits due to him under any employee benefit plan, policy, program, arrangement or agreement.

(2)	Unvested time-based stock options, other than options granted in 2020 and after, will become fully vested and exercisable immediately prior to the effective date of a change of control.
(3)	Consists of 200% of Mr. Stone’s 2021 base salary.
(4)	Consists of 200% of Mr. Stone’s average bonus for 2019, 2020 and 2021.
(5)	Consists of a cash payment equal to the prorated amount of Mr. Stone’s average bonus for 2019, 2020 and 2021, payable within 60 business days of the date of termination.
(6)

Vesting acceleration with respect to unvested options to purchase an aggregate of 709,375 shares of our common stock, which is equal to 50% of all unvested options held by Mr. Stone on December 31, 2021, calculated based on the difference between the respective exercise price of the options and $81.98 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2021, the last business day of our fiscal year). Mr. Stone did not have any unvested restricted stock at December 31, 2021.  Performance-based options are included in the table above based on achievement of the performance conditions as of December 31, 2021.

(7)

Vesting acceleration with respect to unvested options granted before December 2020 to purchase an aggregate of 350,000 shares of our common stock, which is equal to 100% of all such unvested options held by Mr. Stone on December 31, 2021, calculated based on the difference between the respective exercise price of the options and $81.98 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2021).  Mr. Stone did not have any unvested restricted stock at December 31, 2021.

(8)	Represents three years of coverage under certain SS&C medical plans.
(9)

Vesting acceleration with respect to options to purchase an aggregate of 1,068,750 shares of our common stock, which is equal to 100% of all unvested 2020 and 2021 options held by Mr. Stone on December 31, 2021, calculated based on

34 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

the difference between the respective exercise price of the options and $81.98 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2021, the last business day of our fiscal year). Performance-based options are included in the table above based on achievement of the performance conditions as of December 31, 2021.

Other Named Executive Officers

Assuming a termination date of December 31, 2021, none of our named executive officers other than Mr. Stone had any arrangement providing for severance payments. Other than options granted in 2020 and 2021, time-based stock options granted under our 2006 Equity Incentive Plan, 2008 Stock Incentive Plan and Second Amended and Restated 2014 Stock Incentive Plan will become fully vested and exercisable immediately prior to the effective date of a change of control.

The table below sets forth, as of December 31, 2021, the unvested stock awards that would have become fully vested upon a change of control and with a qualifying termination following a change of control for Messrs. Kanwar, Pedonti and White.

Name	Number of shares underlying unvested awards (#)	Value of unvested awards that would vest upon a change of control ($)(1)	Value of unvested awards that would vest upon a change of control and termination without cause, for good reason($)(1) (2)
Rahul Kanwar	962,084	6,093,206	11,169,606
Patrick J. Pedonti	585,000	3,706,750	6,955,650
Jason White	278,311	1,120,675	2,621,007

(1)

The value of unvested awards was calculated by multiplying the number of shares underlying unvested options and performance stock units by $81.98 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2021) and then deducting the aggregate exercise price for options.

(2)	Performance-based options are included in the table above based on achievement of the performance conditions as of December 31, 2021.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 35

Joseph J. Frank Departure Agreement

On September 1, 2021, the Company announced that Joseph J. Frank, Senior Vice President, Chief Legal Officer and Secretary of the Company, would be leaving the Company to pursue other opportunities.  In connection with Mr. Frank’s departure, the Company and Mr. Frank entered into an agreement dated August 27, 2021 pursuant to which the Company agreed to pay Mr. Frank a payment of $1,300,000 and reimburse Mr. Frank for the employer portion of Mr. Frank’s COBRA continuation insurance premiums for eighteen months following his departure.  The agreement with Mr. Frank also provided that Mr. Frank would continue to provide services to the Company as a consultant for a period beginning on August 31, 2021 and ending on October 31, 2021.  Mr. Frank’s consulting services included transition-related services and advice for the Company and its new General Counsel.  In consideration of Mr. Frank’s consulting services, Mr. Frank received an aggregate fee of $200,000.  Following his departure from the Company, Mr. Frank remains subject to the restrictive covenants set forth in his prior employment agreement with us, including non-competition and non-solicitation covenants pursuant to which Mr. Frank will be prohibited from competing with us or our affiliates for a period of 18 months following the end of Mr. Frank’s consulting period and from soliciting our employees or customers for a period of two years following Mr. Frank’s termination of employment.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2021, the number of securities outstanding under our equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans.

Plan category	Number of securities to be issued upon exercise of outstanding stock-based awards(1)(3) (#)	Weighted-average exercise price of outstanding stock-based awards ($)	Number of securities remaining available for future issuance under equity compensation plan(1)(2) (#)
Equity compensation plans approved by security holders	50,131,574	57.64	11,011,917
Equity compensation plans not approved by security holders	—	—	—
Total	50,131,574	57.64	11,011,917

(1)	Number of shares is subject to additional adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)

Shares available for future issuance may be issued in the form of stock options, restricted stock, unrestricted stock, restricted stock units, stock appreciation rights or other stock-based awards. Future stock-based awards are available for issuance only under the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan. All performance-based awards are included in the table above assuming maximum achievement of applicable performance goals.

(3)

Consists of awards made under the 2002 Stock Plan, 2006 Equity Incentive Plan, 2008 Stock Incentive Plan, the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan. All performance-based awards are included in the table above assuming maximum achievement of applicable performance goals.

Non-GAAP Reconciliations

Adjusted Consolidated EBITDA is a key metric used in determining annual bonuses for executive officers. It is a non-GAAP financial measure used in key financial covenants contained in our senior credit facilities, which are material facilities supporting our capital structure and providing liquidity to our business.  Adjusted Consolidated EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), and further adjusted to exclude stock compensation expense, unusual items and other adjustments permitted in calculating covenant compliance under the

36 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

senior credit facilities, excluding acquired EBITDA.  Adjusted Consolidated EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.  The following is a reconciliation of net income to Adjusted Consolidated EBITDA.

	For the Year Ended December 31,
(in millions)	2021	2020	2019
Net income	$800.6	$625.2	$438.5
Interest expense, net	201.6	245.9	404.9
Provision for income taxes	236.4	150.6	93.2
Depreciation and amortization	667.4	725.3	775.2
EBITDA	1,906.0	1,747.0	1,711.8
Stock-based compensation	114.0	87.8	72.4
Acquired EBITDA and cost savings (1)	1.3	2.3	49.6
Non-cash portion of straight-line rent expense	(1.9)	(0.1)	0.1
Loss on extinguishment of debt, net	10.9	4.2	7.1
Equity in earnings of unconsolidated affiliates, net	(25.4)	1.5	(3.6)
Purchase accounting adjustments (2)	6.3	6.9	14.0
ASC 606 adoption impact	1.0	5.2	19.0
Other (3)	55.9	1.5	7.1
Consolidated EBITDA	$2,068.1	$1,856.3	$1,877.5
Less: acquired EBITDA and cost savings (1)	(1.3)	(2.3)	(49.6)
Adjusted Consolidated EBITDA	$2,066.8	$1,854.0	$1,827.9
Adjusted Consolidated EBITDA attributable to noncontrolling interest (4)	(2.0)	—	—
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$2,064.8	$1,854.0	$1,827.9

(1)

Acquired EBITDA reflects the EBITDA impact of businesses that were acquired during the year as if the acquisition occurred at the beginning of the year, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions, and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.  These include expenses and income related to foreign currency transactions, investment gains and losses, facilities and workforce restructuring, legal settlements, business combinations and other items.

(4)

On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary.  As such, we consolidate DomaniRx, LLC as a variable interest entity.  Adjusted Consolidated EBITDA attributable to noncontrolling interest represents adjusted Consolidated EBITDA based on the ownership interest retained by the respective noncontrolling parties.

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. Adjusted net income and adjusted diluted earnings per share attributable to SS&C are considered to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 37

recognized terms under GAAP.  Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance.  Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies.  Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	For the Year Ended December 31,
(in millions, except per share data)	2021	2020	2019
GAAP – Net income	$800.6	$625.2	$438.5
Amortization of intangible assets	586.3	619.7	652.0
Amortization of deferred financing costs and original issue discount	13.2	13.8	28.4
Stock-based compensation	114.0	87.8	72.4
Loss on extinguishment of debt	10.9	4.2	7.1
Purchase accounting adjustments (1)	23.9	40.3	52.1
ASC 606 adoption impact	1.0	5.2	19.0
Equity in earnings of unconsolidated affiliates, net	(25.4)	1.5	(3.6)
Other (2)	55.9	1.5	7.1
Income tax effect (3)	(236.0)	(252.4)	(262.1)
Adjusted net income	$1,344.4	$1,146.8	$1,010.9
Adjusted net income attributable to noncontrolling interest (4)	(2.0)	—	—
Adjusted net income attributable to SS&C common stockholders	$1,342.4	$1,146.8	$1,010.9
Adjusted diluted earnings per share attributable to SS&C common stockholders	$5.02	$4.30	$3.83
GAAP diluted earnings per share attributable to SS&C common stockholders	$2.99	$2.35	$1.66
Diluted weighted-average shares outstanding	267.3	266.6	264.2

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to foreign currency transactions, investment gains and losses, facilities and workforce restructuring, legal settlements, business acquisitions and other items.

(3)

An estimated normalized effective tax rate of approximately 26% for the year ended December 31, 2021 has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.

(4)

On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary.  As such, we consolidate DomaniRx, LLC as a variable interest entity.  Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership retained by the respective noncontrolling parties.

38 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

2021 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of the Pay Ratio Rule, we are providing the following estimated information for 2021:

•	the annual total compensation of our Chief Executive Officer was $22,981,889;
•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $67,434; and
•	the ratio of these two amounts was 341 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.  The methodology we used to calculate our median employee is described below.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify our “median employee”, we first determined our total employee population as permitted under the Pay Ratio Rule. We determined that, as of December 31, 2021 (the date we selected for purposes of identifying our median employee), our employee population consisted of approximately 24,900 individuals (of which approximately 43% were located in the United States and 57% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.

Adjustments to our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population for purposes of identifying our “median employee” by excluding 981 (or 4.0%) of our employees who were located in certain jurisdictions outside of the United States, as follows: 574 employees from Thailand, 204 employees from China; 86 employees from Pakistan; 84 employees from Malaysia; 32 employees from Brazil; and 1 employee from Turkey.

After taking into account this adjustment to our employee population, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 23,839 individuals.

Determining our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared these employees’ base pay. In making this determination, we annualized the compensation of our full-time and part-time employees who were hired in 2021 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

We did not make any cost-of-living adjustments in identifying our “median employee”.

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States, with base pay in the amount of $53,250.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2021 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2021 (as set forth in the 2021 Summary Compensation Table on page 26 of this Proxy Statement).

Our CEO’s annual total compensation for 2021 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2021 Summary Compensation Table.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 39

2021 Director Compensation

For 2021, Ms. Conjeevaram and Messrs. Daniels, Michael, Varsano, Zamkow and Boulanger each received an annual retainer fee of $25,000 and a Board meeting attendance fee of $2,500 per meeting (if attended in person), as well as the equity compensation described below. Members of our Audit Committee received a committee attendance fee of $1,500 per meeting (payable for in-person and telephonic attendance). Mr. Stone, as an employee of the Company, did not receive any additional compensation for Board service.  All of our directors are reimbursed for reasonable out-of-pocket expenses associated with their service on the Board. The following table contains information with respect to the compensation of our non-employee directors for fiscal 2021.

Name	Fees earned or paid in cash ($)		Option award(5) ($)	Total ($)
Normand A. Boulanger	37,500	(4)	118,980	156,480
Smita Conjeevaram	41,000	(1)	118,980	159,980
Michael E. Daniels	35,000	(2)	118,980	153,980
Jonathan E. Michael	39,500	(3)	118,980	158,480
David A. Varsano	41,000	(1)	118,980	159,980
Michael J. Zamkow	35,000	(2)	118,980	153,980

(1)	Includes an annual retainer of $25,000, $10,000 for attending Board meetings and $6,000 for attending Audit Committee meetings.
(2)	Includes an annual retainer of $25,000 and $10,000 for attending Board meetings.
(3)	Includes an annual retainer of $25,000, $10,000 for attending Board meetings and $4,500 for attending Audit Committee meetings.
(4)	Includes an annual retainer of $25,000, $10,000 for attending 2021 Board meetings and $2,500 for attending a 2020 Board meeting which was paid in 2021.
(5)

The amounts in this column reflect the aggregate accounting grant date fair value of options granted to our non-employee directors in fiscal 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022. At the time of the Company’s annual stockholders meeting on May 19, 2021, each non-employee director not employed by the Company was granted a stock option to purchase 6,000 shares of our common stock at an exercise price of $73.49 per share. These grants to our non-employee directors are 100% vested and exercisable on the date of grant and expire on May 19, 2031.  As of December 31, 2021, the aggregate number of stock options outstanding for each of our non-employee directors was as follows:  Mr. Boulanger—997,000; Ms.Conjeevaram—69,500; Mr. Daniels—39,000; Mr. Michael—51,000; Mr. Varsano—46,420; and Mr. Zamkow—75,500.

40 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our books, records and accounts for fiscal 2022. This appointment is being presented to the stockholders for ratification at the 2022 annual meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of PwC are expected to be present at the 2022 annual meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

The following table summarizes the fees of PwC billed to us for each of fiscal 2021 and fiscal 2020 (in thousands).

Nature of Service	2021	2020
Audit Fees(1)	$8,478,013	$8,550,266
Audit-Related Fees(2)	3,152,257	3,392,128
Tax Fees(3)	303,812	654,013
All Other Fees(4)	909	1,651
Total	$11,934,991	$12,598,058

(1)	Audit fees consist of fees for the audit of our financial statements, quarterly reviews, statutory and regulatory audits.
(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to procedures performed for SOC 1/SOC 2 reports, attest services that are not required by statute or regulation and consultations concerning internal controls, financial accounting and reporting standards.

(3)

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities.

(4)	All other fees for 2021 and 2020 consist of other advisory and consulting services.

All the services described above were approved by our Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the independent registered public accounting firm. The Audit Committee must pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee. The Audit Committee annually approves the scope and fee estimates for the quarterly reviews, year-end audit, statutory audits and tax work to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project thresholds and annual thresholds. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 41

Proxies solicited by management will be voted for the ratification of the appointment of PwC unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

Report of the Audit Committee of the Board of Directors

Our Audit Committee has reviewed our audited financial statements for fiscal 2021 and has discussed these financial statements with our management and PwC, our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

By the Audit Committee of the Board of Directors of SS&C Technologies Holdings, Inc.

Jonathan E. Michael (Chair)

Smita Conjeevaram

David A. Varsano

42 |  Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Ownership of Our Common Stock

This table presents information concerning the beneficial ownership of the shares of our common stock as of March 16, 2022. Specifically, the table reflects beneficial ownership information about:

•	each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable or exercisable within 60 days of March 16, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of the persons and entities listed on the table is c/o SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, CT 06095.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
5% Stockholders
William C. Stone (1)	34,525,578	13.4%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	20,267,454	7.9%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	19,762,357	7.8%
Janus Henderson Group plc (4) 201 Bishopsgate EC2M 3AE United Kingdom, Jersey, Channel Islands	16,641,835	6.5%
Select Equity Group, L.P. (5) 380 Lafayette Street, 6th Floor New York, NY 10003	15,734,073	6.2%
Other Directors and Named Executive Officers
Rahul Kanwar (6)	1,670,832	*
Normand A. Boulanger (7)	1,210,333	*
Patrick J. Pedonti (8)	848,749	*
Jason White (9)	167,499	*
Michael J. Zamkow (10)	159,700	*
Jonathan E. Michael (11)	155,179	*
David A. Varsano (12)	100,500	*
Smita Conjeevaram (13)	75,500	*
Michael E. Daniels (14)	49,000	*
All directors and executive officers, as a group, including Mr. Stone (10 persons) (15)	38,962,870	14.9%

*	Represents less than one percent of the outstanding shares of common stock.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 43

(1)	Includes 2,944,166 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(2)

Consists of 20,267,454 shares of common stock reported as beneficially owned by BlackRock, Inc. including 18,718,801 shares of common stock over which BlackRock, Inc. reports sole voting power and sole dispositive power of 20,267,454 shares of common stock. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 4, 2022.

(3)

Consists of 19,762,357 shares of common stock reported as beneficially owned by The Vanguard Group over which The Vanguard Group reports shared voting power of 189,883, sole dispositive power of 19,298,424 shares of common stock and shared dispositive power of 463,933 shares of common stock.  We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 10, 2022.

(4)

Consists of 16,641,835 shares of common stock reported as beneficially owned by Janus Henderson Group plc including 16,641,835 shares of common stock over which Janus Henderson Group plc reports shared voting power and shared dispositive power. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 10, 2022.

(5)

Consists of 15,734,073 shares of common stock reported as beneficially owned by Select Equity Group, L.P. including 15,734,073 shares of common stock over which Select Equity Group, L.P. reports shared voting power and shared dispositive power. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 14, 2022.

(6)	Includes 1,620,832 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022
(7)	Consists of 980,333 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(8)	Includes 848,749 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(9)	Consists of 167,499 shares of our common stock subject to outstanding options exercisable on or within the 60-day period following March 16, 2022.
(10)	Includes 75,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(11)	Includes 51,000 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(12)	Includes 46,420 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(13)	Consists of 69,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(14)	Consists of 39,000 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.
(15)	Includes 6,842,999 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 16, 2022.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 44

Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we have been or are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has had or has a direct or indirect material interest. Such a transaction, arrangement or relationship is referred to as a “related person transaction.”

Any related person transaction must be reported to our General Counsel and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If the General Counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of the General Counsel; provided, however, that the General Counsel may present a related person transaction arising in the time period between meetings of the Audit Committee to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to ratification by the Audit Committee at its next meeting. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that it has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose any conditions it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following do not create a material direct or indirect interest on behalf of a related person and, therefore, are not related person transactions for purposes of our related person transaction policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and her/his immediate family members (as defined in the policy) are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or

•	a transaction that is specifically contemplated by provisions of the Certificate or By-laws of the Company.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 45

Related Person Transactions

Stockholders Agreement

The Company is a party to a Stockholders Agreement with Mr. Stone that entitles him to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer.  The number of Board members Mr. Stone is entitled to nominate (including himself) will be reduced to one director if Mr. Stone holds less than 15% of our common stock. Mr. Stone’s rights under the Board nomination provisions of the Stockholders Agreement will terminate at such time as he holds less than 10% of our common stock.

The provisions of the Stockholders Agreement also require that, so long as Mr. Stone is a member of our Board and the Chief Executive Officer of the Company, he will serve as Chairman of the Board.

Registration Rights Agreement

The Company and Mr. Stone are parties to a Registration Rights Agreement, under which Mr. Stone can demand that we file a registration statement for all or a portion of his common stock. Mr. Stone is also entitled to request that his shares be covered by a registration statement that we are otherwise filing with respect to our common stock. In either event, the Company is required to pay all expenses of Mr. Stone in connection with the registration (other than underwriting discounts and commissions and transfer taxes applicable to the sale of registerable securities). The Registration Rights Agreement also provides that the Company will indemnify Mr. Stone, and Mr. Stone will indemnify the Company, for certain matters in connection with the registration of Mr. Stone’s shares. The registration rights in the Registration Rights Agreement are subject to certain conditions and limitations specified in the Registration Rights Agreement, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

Preferred Stock Investment

On February 27, 2020, the Company entered into a Series A Convertible Share Purchase Agreement with SILAC, Inc. (“SILAC”), pursuant to which the Company acquired $40 million shares of series A convertible preferred stock of SILAC for a purchase price of $40.0 million. Mr. William C. Stone, our Chairman of the Board of Directors and Chief Executive Officer, has an economic interest in SILAC and is a member of its board of directors. Accordingly, the transaction constitutes a “related person transaction” under our related person transaction policy. Our audit committee and the independent members of our Board of Directors authorized and approved the transaction, and additional transactions up to an aggregate of $5 million. Mr. Stone did not participate in the Board of Directors’ consideration of the transaction.

On October 27, 2020, the Company entered into the first of multiple contracts with SILAC (each, a “Contract”).  On and after October 27, 2020, the Company has entered into Contracts pursuant to which the Company provides services to SILAC from time to time as set forth therein.  Our audit committee and the independent members of our Board of Directors approved the Company’s entry into the Contracts.  For the year ended December 31, 2021, we generated $3.8 million in revenue under the Contracts.

In March 2022, the board of directors of SILAC authorized the payment, and SILAC made the payment, of an $8 million preferred dividend to the Company.

Other transactions

Robert S. Stone, the son of our Chief Executive Officer, is employed by SS&C in its sales division as Managing Director and Head of Sales, Alternatives. From January 1, 2021 through December 31, 2021, Robert Stone was paid $2,247,858 as salary, commissions, grant date fair value of stock awards and other compensation related to his employment at SS&C.

Sabrina Goff, the sister of Rahul Kanwar, our President and Chief Operating Officer, is employed by SS&C in its fund administration business. From January 1, 2021 through December 31, 2021, Ms. Goff was paid $275,272 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Justine Stone, the daughter of our Chief Executive Officer, is employed by SS&C in investor relations. From January 1, 2021 through December 31, 2021, Justine Stone was paid $630,968 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Elizabeth Stone, the daughter of our Chief Executive Officer, is employed by SS&C in its fund administration business. From January 1, 2021 through December 31, 2021, Elizabeth Stone was paid $448,723 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

46 |  Notice of 2022 Annual Meeting of Stockholder and Proxy Statement

Information About the 2022 Annual Meeting

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the 2022 annual meeting, which will be held virtually. However, to ensure that your shares are represented at the 2022 annual meeting and that the Company has the quorum necessary to convene the 2022 annual meeting and conduct business, even if you plan to attend the 2022 annual meeting virtually, please complete, sign, date and return a proxy card promptly, or follow the instructions provided in the Notice of Availability to vote electronically. Submitting a proxy or voting instructions in advance will not prevent you from attending the 2022 annual meeting virtually and voting electronically, if you so desire. If you received a printed copy of our proxy materials (or request for printed materials to be mailed to you at no cost), a postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention is appreciated.

Voting Procedures

You may vote either electronically at the 2022 annual meeting, over the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or by proxy. To vote by proxy, you must:

•	Complete all of the required information on the proxy card.
•	Date and sign the proxy card.
•	Return the proxy card in the enclosed postage-paid envelope. We must receive your proxy card before the 2022 annual meeting for your proxy to be valid and for your vote to count.
•

If you are not the stockholder of record and hold shares through a bank, broker or other nominee, such agent may have special voting instructions that you should follow. You should contact your bank, broker or other nominee to obtain instructions for voting your shares.

Whether or not you expect to attend the 2022 annual meeting virtually, you are requested to complete, sign, date and return the enclosed form of proxy (or, if you are a stockholder accessing these proxy materials via the internet, you are requested to vote by following the instructions for voting provided in the Notice). The shares represented by your proxy will be voted in accordance with your instructions. If you attend the 2022 annual meeting, you may vote by ballot.

Your properly completed proxy card will appoint William C. Stone, Patrick J. Pedonti and Jason White as proxy holders, or your representatives, to vote your shares in the manner directed therein by you.  Mr. Stone is our Chairman and Chief Executive Officer, Mr. Pedonti is our Senior Vice President and Chief Financial Officer and Mr. White is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to:

•	vote “FOR” or withhold your votes from the nominee for director;
•	vote “FOR,” “AGAINST” or “ABSTAIN” from the non-binding resolution to approve the compensation of our named executive officers;
•	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.

All shares entitled to vote and represented by properly completed proxies received prior to the 2022 annual meeting and not revoked will be voted at the 2022 annual meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the election of the nominee for director, “FOR” the non-binding resolution to approve the compensation of our named executive officers and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022 and in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other matters that may properly come before the 2022 annual meeting.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 47

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than the date of your previously delivered proxy, (2) voting electronically at the 2022 annual meeting, or (3) changing your vote or revoking your proxy over the internet, or (4) sending a written revocation to our Corporate Secretary at our principal executive offices. Shares represented by valid proxies that are received prior to the 2022 annual meeting and not revoked at or prior to the 2022 annual meeting will be voted at the 2022 annual meeting.

Stockholders Entitled to Vote

Our Board has fixed March 16, 2022 as the record date for the 2022 annual meeting. You are entitled to vote (electronically or by proxy) at the 2022 annual meeting if you were a stockholder of record on the record date. On the record date, we had 254,978,953 shares of common stock outstanding (each of which entitles its holder to one vote). Holders of shares of our common stock do not have cumulative voting rights.

Quorum

For all proposals on the agenda for the 2022 annual meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote must be present at the 2022 annual meeting in person or represented by proxy to constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as broker non-votes (as described below), will be counted toward establishing a quorum.

Votes Required

For Proposal 1, the director nominees will be elected by a plurality vote of the shares of common stock present at the 2022 annual meeting or represented by proxy and entitled to vote. Shares for which the vote is properly withheld and broker non-votes will not be counted toward a nominee’s achievement of a plurality and will have no effect on the election of the directors.

For Proposal 2, approval of the compensation of our named executive officers, and Proposal 3, ratification of the selection of the independent registered public accounting firm, the affirmative vote of the holders of a majority of the votes cast will be required for approval. Shares that abstain and broker non-votes will not be counted as votes in favor of any proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any proposal.

If you hold shares of common stock through a bank, broker or other nominee, that party may under certain circumstances vote your shares if you do not timely provide them with voting instructions. Banks, brokers or other nominees have discretionary authority to vote customers’ unvoted shares on routine matters. Your bank, broker or other nominee cannot vote your shares on any matter that is not considered a routine matter. Proposal 3, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022, is considered a routine matter. Proposal 1, the election of the Class III directors and Proposal 2, approval of the compensation of our named executive officers, are not considered routine matters. Shares for which a bank, broker or other nominee cannot vote on a particular matter because that party does not have discretionary voting authority to do so are considered “broker non-votes” on these matters.

Solicitation of Proxies

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Banks, brokers or other nominees will be requested to forward solicitation materials to the beneficial owners of shares of record held by them, and we will reimburse them for their reasonable expenses.

How We Use the E-Proxy Process (Notice & Access)

We will distribute proxy materials to certain of our stockholders over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials. This “e-proxy” process, which was approved by the SEC in 2007, expedites our stockholders’ receipt of these materials, lowers the costs of proxy solicitation

48 |  Notice of 2022 Annual Meeting of Stockholder and Proxy Statement

and reduces the environmental impact of our annual meeting. If you received a Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available for viewing, printing and downloading at http://www.ssctech.com/2022annualmeeting.

If you received printed materials and would like to sign up to receive proxy materials electronically in the future, you may do so by following the instructions below.

•

If you are a record holder (your shares are registered in your name with our transfer agent) and you would like to receive future proxy materials electronically, please visit http://www.ssctech.com/2022annualmeeting and follow the instructions provided there to request electronic delivery. If you choose this option, you will receive an e-mail with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you are a beneficial owner (you hold your shares through a bank, broker or other intermediary) and you would like to receive future proxy materials electronically, please refer to the information provided by the intermediary for instructions on how to elect this option.

How to Attend the Virtual Annual Meeting

The 2022 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. will be held on Wednesday, May 11, 2022 at 9:00 a.m. (EDT), virtually.  Stockholders of record at the close of business on March 16, 2022, the record date for the 2022 annual meeting, are entitled to notice of and to vote at our 2022 annual meeting

To attend the Annual Meeting as a stockholder, vote your shares electronically and submit questions online during the meeting, you must log in to www.virtualshareholdermeeting.com/SSNC2022 using the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. If you are not a stockholder or do not have your 16-digit control number, you may still view the meeting online by logging onto the site, but you will not be able to vote or ask questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting.  We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the annual meeting.  Voting at the meeting will revoke any prior votes cast.

You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits.  If we receive questions that we deem to be substantially similar, which, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics.  Questions regarding personal matters or matters not relevant to the meeting will not be answered. The Rules of Conduct for the meeting, including the guidelines for submitting questions, the stockholder list and the Proxy Materials, will be available on the virtual meeting site during the meeting.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement | 49

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the 2022 annual meeting and the advance notice period applicable to the 2022 annual meeting as prescribed by our By-laws has expired. If any other business should properly come before the 2022 annual meeting, the proxies will be voted in the discretion of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Stockholder Proposals and Director Nominations

For 2023 Annual Meeting

Proposals of stockholders intended to be presented at the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 7, 2022 in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent via email to CorpLegal@sscinc.com, SS&C Technologies Holdings, Inc., Attention: Corporate Secretary.

In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must contain the information required by our By-laws and be delivered by the stockholder and received by the Secretary at our principal executive offices (i) no earlier than 120 days before and no later than 90 days before the first anniversary of the date of the preceding year’s annual meeting; or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary date, (a) no earlier than 120 days before the annual meeting and (b) no later than 90 days before the annual meeting or 10 days after the day that notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2023 annual meeting (other than one to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act) should notify us no earlier than January 11, 2023 and no later than February 10, 2022.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request via email to Investor Relations@sscinc.com, SS&C Technologies Holdings, Inc., or call 212-367-4705.

Notice of 2021 Annual Meeting of Stockholder and Proxy Statement | 50

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  SCAN TO  VIEW MATERIALS & VOTE  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0 0 0  0000550875_1 R1.0.0.24  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  1. The election of the nominees listed below as  Class III directors.  Nominees  01) Smita Conjeevaram 02) Michael E. Daniels 03) William C. Stone  SS&C TECHNOLOGIES HOLDINGS, INC.  C/O SS&C TECHNOLOGIES INC  ATTN: INVESTOR RELATIONS  80 LAMBERTON ROAD  WINDSOR, CT 06095  VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on May 10, 2022. Have your proxy card in hand  when you access the web site and follow the instructions to obtain your records and to  create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SSNC2022  You may attend the meeting via the Internet and vote during the meeting. Have the  information that is printed in the box marked by the arrow available and follow the  instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on May 10, 2022. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain  2. The approval of the compensation of the named executive officers.  3. The ratification of PricewaterhouseCoopers LLP as SS&C's independent registered public accounting firm for the  fiscal year ending December 31, 2022.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name by authorized officer. 0000550875_2 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report and Proxy Statement are available at www.proxyvote.com  SS&C TECHNOLOGIES HOLDINGS, INC.  Annual Meeting of Stockholders  May 11, 2022 9:00 AM EDT  This proxy is solicited by the Board of Directors  The undersigned hereby appoints William C. Stone, Patrick J. Pedonti and Jason White as proxy holders, each with full power  of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of SS&C  Technologies Holdings, Inc. held of record by the undersigned on March 16, 2022, at the Annual Meeting of Stockholders to  be held virtually at www.virtualshareholdermeeting.com/SSNC2022 at 9:00 a.m., EDT, on Wednesday, May 11, 2022, or any  adjournment or postponement thereof.  If you sign and return this proxy card but do not give any direction, this proxy will be voted FOR the nominees listed  in Proposal 1 and FOR Proposals 2, and 3, and at the discretion of the proxies upon such other matters as may  properly come before the Annual Meeting and at any adjournment or postponement thereof.  Continued and to be signed on reverse side

SS&C TECHNOLOGIES HOLDINGS, INC. C/O SS&C TECHNOLOGIES INC. ATTN: INVESTOR RELATIONS 80 LAMBERTON ROAD WINDSOR, CT 0

.com. D45736-P49969 SS&C TECHNOLOGIES HOLDINGS, INC. Annual Meeting of Stock6095 VOTE BY INTERNET

card but do not give any direction, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3, and at the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Continued and to be signed on reverse side